Exhibit 99.2

Avantair Inc. Reports Removal of ‘Going Concern’ Paragraph in Audit Opinion

Clearwater, Florida (December 5, 2007) – Avantair Inc. (OTCBB: AAIR, AAIRU, AAIRW) (“Avantair”), the only publicly traded stand-alone fractional operator and the exclusive provider of fractional shares in the Avanti P.180 aircraft, today announced that its Independent Registered Public Accounting Firm has removed the explanatory paragraph with respect to the Company’s ability to continue as a going concern from its audit report on Avantair’s Financial Statements for fiscal year ended June 30, 2007.

Amended Financial Statements for the fiscal year ended June 30, 2007 along with this revised opinion thereon were filed with the Securities and Exchange Commission on a Form 10-KSB/A on December 5, 2007.

About Avantair

Headquartered in Clearwater, FL, Avantair Inc. is the exclusive North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only standalone fractional operator. The company currently manages a fleet of 39 planes with another 46 Piaggio Avanti IIs on order. It also has announced an order of 20 Embraer Phenom 100s. Avantair, with operations in 5 states and approximately 300 employees, offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership. For more information about Avantair, please visit: www.avantair.com.

Forwarding Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Avantair’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

Contact:

Brandi Piacente

The Piacente Group

Tel: 212-481-2050

Email: brandi@thepiacentegroup.com

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